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                                                                    EXHIBIT 10.2


                                 AMENDMENT NO. 3
                 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT


         This AMENDMENT NO. 3 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of March 17, 2005, by and among NCO GROUP, INC., a Pennsylvania corporation ("Borrower"), the Lenders referred to on the signature pages hereto, CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank, for itself and as Administrative Agent for the other Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank, as the Issuer and as a Co-Arranger, WACHOVIA BANK, NATIONAL ASSOCIATION, as a Co-Arranger and Syndication Agent, FLEET NATIONAL BANK, GENERAL ELECTRIC CAPITAL CORPORATION, KEYBANK NATIONAL ASSOCIATION and NATIONAL CITY BANK, as Co-Documentation Agents, and SOVEREIGN BANK, as Co-Agent. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed in the Credit Agreement (as hereinafter defined).


                                   BACKGROUND

         WHEREAS, the parties hereto are party to a certain Sixth Amended and Restated Credit Agreement dated as of August 13, 2003 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"); and

         WHEREAS, NCPM is now a wholly-owned Subsidiary of the Borrower;

         WHEREAS, Borrower is causing NCPM to become a guarantor of the debt under the Credit Agreement and other Loan Documents and to provide a security interest in substantially all of its personal property to secure that guaranty;

         WHEREAS, NCPM will no longer be in need of the credit provided for under the NCOG/NCPM Credit Agreement as it will be a Guarantor and, as such, the Borrower shall be entitled to make loans to it in accordance with the Credit Agreement;

         WHEREAS, concurrent with the joinder of NCPM as a Guarantor under the Loan Documents, certain of its Subsidiaries shall also become Guarantors and provide a security interest under the Loan Documents and certain other of its Subsidiaries shall remain Unrestricted Subsidiaries;

         WHEREAS, Borrower desires (a) to eliminate the provisions of the Credit Agreement providing for the NCPM/NCOG Credit Agreement, (b) to eliminate the provisions respecting a prepayment in connection with the termination of the NCPM/NCOG Credit Agreement, (c) to eliminate the prohibition on purchasing delinquent pools of accounts and (d) to allow for additional investments in Unrestricted Subsidiaries; and Borrower is willing to eliminate the provisions respecting a Permitted NCPM Sale Transaction; and

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         WHEREAS, Borrower has requested such modifications to the Credit
Agreement, and the Administrative Agent and Majority Lenders are willing to do so on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Amendments to Credit Agreement. From and after the date on which each of the conditions set forth in Section 2 below has been satisfied, all references to the Credit Agreement in the Loan Documents shall mean and refer to the Credit Agreement as modified as follows:

            (a) Clause (ii) (Permitted NCPM Sale Transaction) and clause (iii) (Prepayment Upon Termination of NCPM/NCOG Credit Agreement) of Section 1.6(b) (Mandatory Prepayments and RC Commitment Reductions) are deleted in their entirety and replaced with "intentionally omitted."

            (b) Section 5.20 (NCOG/NCPM Loan) is deleted in its entirety and replaced with "intentionally omitted."

            (c) Clause (i) of Section 6.5 (Loans, Advances and Investments) is amended in its entirety to read:

                       (i) Loans, advances, capital contributions and other
                           investments by Borrower and its Restricted
                           Subsidiaries in Unrestricted Subsidiaries for the purpose of acquiring pools of receivables in an aggregate amount at any time (including such investments made prior to the Closing Date, as well as such investments made during the term of this Agreement) not to exceed the greater of (A) fifteen percent (15%) of the Net Assets of the Borrower and its Subsidiaries and (B) One Hundred Million Dollars provided, except for Permitted Forward Contract Payments, no such investment shall be made at any time that a Default or Event of Default shall then exist or be caused thereby.

                           The calculation of the permitted amount to be invested under this paragraph (i) shall be made as of the time such proposed investment is to be made, but the amount of Net Assets shall be based on the financial statements most recently delivered to the Lenders. The "amount" of any investment shall be: (x) an amount equal to the sum of the amount of cash or the net fair market value of other assets (determined as of the time the applicable investment is made) paid by the Borrower and its Restricted Subsidiaries as equity investments in or loans to Unrestricted Subsidiaries less (y) the sum of the amount of any cash dividends or other equity distributions made by Unrestricted Subsidiaries and proceeds of any permitted sales of equity of Unrestricted Subsidiaries and repayments of loans to Unrestricted Subsidiaries, in each case received by the Borrower and its Restricted Subsidiaries.

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            (d) Clause (k) of Section 6.5 (Loans, Advances and Investments) is
deleted in its entirety and replaced with "intentionally omitted."

            (e) Clause (d) of Section 6.10 (Dispositions of Property) is deleted in its entirety and replaced with "intentionally omitted."

            (f) Section 6.11 (Stock Issuance) is amended by deleting the phrase "a Permitted NCPM Purchase Transaction or" from clause (d) thereof.

            (g) Clause (e) of Section 6.12 (Dealings with Affiliates) is deleted in its entirety and replaced with "intentionally omitted."

            (h) Section 6.13 (Acquired Delinquent Pools Of Accounts) is deleted in its entirety replaced with "intentionally omitted."

            (i) The last sentence of Section 5.1(c) (Quarterly Compliance Certificates) is amended in its entirety to read accordingly:

                          "The Quarterly Compliance Certificate shall set forth the amount of loans and other investments made pursuant Section 6.5(i) (Loans, Advances and Investments)."

            (j) The phrase "Sections 6.13 (Acquired Delinquent Pools of Accounts) and" in Section 6.5(j) (Loans, Advances and Investments) is deleted.

            (k) The phrase "and Section 6.13 (Acquired Delinquent Pools of Accounts)" in Section 6.12(f)(Transactions with Affiliates) is deleted.

            (l) Section 10.1 (Certain Definitions) is amended by deleting the following definitions in their entirety: CLOSING DATE NCPM INTEREST, DEBT PORTION OF THE NCPM INVESTMENT, EQUITY PERCENTAGE SOLD, MAXIMUM NCPM INVESTMENT AMOUNT, PERMITTED AMENDMENTS, PERMITTED NCPM PURCHASE TRANSACTION, PERMITTED NCPM SALE TRANSACTION, and REQUISITE PAYMENT AMOUNT ON TERMINATION OF NCPM FACILITY.

            (m) Section 10.1 (Certain Definitions) is amended by inserting the following definitions in their correct alphabetical location:

                           "FORWARD CONTRACT" a contract to purchase, at a date after the date of the contract, pools of receivables.

                           "NET ASSETS" means, as it relates to the Borrower and its Subsidiaries, the difference between (a) the amount of all assets on the consolidated balance sheet of the Borrower and its Subsidiaries and (b) the amount of all liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries, in each case determined in accordance with GAAP.

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                           "NON-PAYMENT DEFAULT" means any Default or Event of
                           Default other than the failure of the Borrower to pay principal, reimbursement obligations in respect of Letters of Credit, interest, Unused Fees and fees relating to Letters of Credit pursuant to Section 1.8(b) (Fees) when due.

                           "PERMITTED FORWARD CONTRACT PAYMENTS" means loans to Unrestricted Subsidiaries pursuant to clause (i) of
                           Section 6.5 (Loans, Advances, Investments) made during any Non-Payment Default to finance payments required to be made under any Forward Contracts that were entered into on a committed basis prior to the date of such Non-Payment Default.

            (n) Section 10.1 (Certain Definitions) is amended by deleting the last sentence of the definition of "PERMITTED ACQUISITION."

            (o) Section 10.1 (Certain Definitions) is amended by deleting the phrase "and are permitted under the NCPM/NCOG Credit Agreement" in the definition of "NON-RECOURSE INDEBTEDNESS".

            (p) All references to "Section 5.20 (NCOG/NCPM Loan)" and "Section
6.13 (Acquired Delinquent Pools of Accounts)" elsewhere in the Credit Agreement are deleted.

         2. Conditions to Amendments. The amendments to the Credit Agreement set forth in Section 1 shall be effective as of the date first above written upon satisfaction of each of the following conditions:

            (a) the Administrative Agent, the Majority Lenders and Borrower shall have duly executed and delivered this Amendment to the Administrative Agent;

            (b) NCPM and such of its Subsidiaries as are not restricted from doing the same shall have become Guarantors and granted a security interest in substantially all of their personal property in accordance with the terms of the Loan Documents;

            (c) The Agent shall have received such joinder documents, good standing certificates, authorizing resolutions, opinions of counsel and such other documents as the Agent may reasonably request in connection with the joinders set forth in the preceding clause (b); and

            (d) Borrower shall have delivered such other information as the Administrative Agent shall reasonably request.

         3. Borrower's Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

            (a) All of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents to which it is party remain true, complete and accurate as of the date hereof, except to the extent such representations and warranties were expressly made as of a specified date.

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            (b) No Default or Event of Default exists, or will exist after giving effect to this Amendment, under the Credit Agreement and other Loan Documents.

            (c) Borrower has the corporate power and authority to execute, deliver, perform this Amendment, and to execute, deliver, perform and take all actions contemplated to be taken by it under this Amendment, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

            (d) This Amendment, the Credit Agreement and the other Loan Documents to which Borrower is party constitute the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally.

            (e) Borrower has no claims, defenses or set-offs to its respective obligations under the Credit Agreement and other Loan Documents to which it is party.

         4. Payment of Expenses. Borrower shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by the Administrative Agent in connection with this Amendment.

         5. Event of Default. A breach of any covenant, representation or warranty set forth in this Amendment by Borrower shall constitute an Event of Default under the Credit Agreement.

         6. Effect of Agreement. Except as expressly amended in Section 1, the Credit Agreement and the other Loan Documents in effect as of the date hereof shall remain in full force and effect, unmodified, and are enforceable against Borrower in accordance with their respective terms.

         7. Binding Effect. This Amendment shall extend to and bind the parties hereto and their respective successors and assigns.

         8. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Amendment shall be as effective as delivery of a manually executed counterpart of this Amendment.


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                  IN WITNESS WHEREOF, the undersigned parties have executed this
Amendment No. 3 to Sixth Amended and Restated Credit Agreement as of the day and year first above written.


                                 NCO GROUP, INC.


                                 By:____________________________________________
                                          Michael J. Barrist,
                                          President and Chief Executive Officer



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                         CITIZENS BANK OF PENNSYLVANIA,
                         for itself, as Administrative Agent, as the Issuer, as a Co-Arranger, and as Collateral Agent


                         By:_________________________
                         Name:
                         Title:



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             [LENDER COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 3]




                                     _____________________________


                                     By:__________________________
                                     Name:
                                     Title:




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